Exhibit 99.1

Finisar Corporation	Optium Corporation
1389 Moffett Park Drive	200 Precision Road
Sunnyvale, CA 94089	Horsham, PA 19044
www.finisar.com	www.optium.com

NEWS RELEASE

Contacts:
Steve Workman	Dave Renner
CFO	CFO
Finisar Corporation	Optium Corporation
408-548-1000	267-803-3800

Victoria McDonald	Veronica Rosa
Senior Manager, Corporate Communications	Director, Investor and Public Relations
Finisar Corporation	Optium Corporation
408-542-4261	267-803-3801
victoria.mcdonald@finisar.com	vrosa@optium.com

Finisar and Optium Announce Early Termination of Hart-Scott-
Rodino Act Waiting Period for Proposed Merger

Sunnyvale, CA, and Horsham, PA — (PrimeNewswire) July 1, 2008 — Finisar Corporation (NASDAQ:FNSR) and Optium Corporation (NASDAQ:OPTM) today announced that the U.S. Department of Justice and Federal Trade Commission have granted Finisar early termination of the Hart-Scott-Rodino (HSR) waiting period in conjunction with the proposed combination of the two companies.  The merger remains subject to satisfaction of other conditions, including approval of the stockholders of both Finisar and Optium.

On May 16, 2008, Finisar and Optium jointly announced that they had entered into a definitive agreement under which the two companies will be combined through an all-stock merger, creating the world’s largest supplier of optical components, modules and subsystems for the communications industry.  The combined company will leverage Finisar’s leadership position in the storage and data networking industries and Optium’s leadership position in the telecommunications and CATV industries.

On June 30, 2008, Finisar filed with the Securities and Exchange Commission its annual report on Form 10-K for its fiscal year ended April 30, 2008.  Finisar expects to file with the SEC a registration statement on Form S-4 containing a Joint Proxy Statement/Prospectus relating to the proposed combination within approximately the next two weeks, and Optium plans to simultaneously file with the SEC the same Joint Proxy Statement/Prospectus.

About Finisar

Finisar Corporation (Nasdaq: FNSR) is a global technology leader for fiber optic components and subsystems and network performance test systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet Local Area Networks (LANs), Fibre Channel Storage Area Networks (SANs), and Metropolitan Area Networks (MANs) using Fibre Channel, IP, SAS, SATA and SONET/SDH protocols. The Company’s headquarters is in Sunnyvale, CA, USA. Finisar has approximately 4,500 employees.  For more information, visit http://www.Finisar.com.

About Optium

Optium Corporation (Nasdaq: OPTM) is a leading designer and manufacturer of high-performance optical subsystems supporting core to the edge applications for use in telecommunications and cable TV network systems. Optium’s broad suite of optical transport solutions features fixed and wavelength agile 10Gb/s and 40Gb/s transceivers and subsystems, 10Gb/s pluggable transceivers, cable TV trunking and distribution subsystems and Optium’s next generation WSS ROADM product line. Quoted on the NASDAQ Global Market under the symbol “OPTM,” Optium is headquartered in Horsham, PA and has offices in Sydney, Australia and Nes Ziona, Israel.  Optium has approximately 400 employees.  For more information, visit http://www.Optium.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All forward-looking statements included in this press release are based on information available to Finisar and Optium as of the date of this filing and current expectations, forecasts and assumptions of each company.  Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those anticipated.  In the case of the proposed combination of Finisar and Optium, these risks and uncertainties include the risk that the proposed combination may not close, including the risk that the requisite stockholder and regulatory approvals may not be obtained; potential changes in the expected timing of the filing of the Form S-4 registration statement; difficulties that may be encountered in integrating the combined businesses and realizing the potential synergies of the proposed combination; risks associated with the rapidly evolving markets for both companies’ products, the historical dependence of each company on a limited number of customers, and fluctuations in the mix of products and customers in any period; the risks associated with ongoing new product development, and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; intensive competition; and the other risks and uncertainties faced by each company, as reported in their most recent respective Forms 10-K, Forms 10-Q and other filings with the SEC.  No forward-looking statements in this press release or those filings should be relied upon as representing Finisar’s or Optium’s views or expectations as of any subsequent date and neither company undertakes any obligation to revise or update any such forward-looking statement to reflect events or circumstances that may arise after the statement was made.

Important Additional Information

In connection with the proposed combination of Finisar and Optium, Finisar plans to file with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and Optium plans to file with the SEC the same Joint Proxy Statement/Prospectus.  The definitive Joint Proxy Statement/Prospectus will be mailed to the stockholders of Finisar and Optium after clearance with the SEC.  Each company will also file with the SEC from time to time other documents relating to the proposed combination.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT IS FILED WITH THE SEC, AND OTHER DOCUMENTS FILED BY EITHER FINISAR OR OPTIUM WITH THE SEC RELATING TO THE PROPOSED COMBINATION WHEN THEY ARE FILED, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED COMBINATION.

Copies of the documents filed with the SEC by Finisar or Optium may be obtained free of charge from the SEC website maintained at www.sec.gov.  In addition, Finisar’s SEC filings may be obtained free of charge from Finisar’s website (www.Finisar.com) or by calling Finisar’s Investor Relations department at 408-542-5050 and Optium’s filings may be obtained free of charge from Optium’s website (www.Optium.com) or by calling Optium’s Investor Relations department at 267-803-3801.

Each of Finisar and Optium, and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from that company’s respective stockholders in connection with the proposed combination.  Information about the directors and executive officers of Finisar (including their respective ownership of Finisar shares) is contained in Finisar’s annual meeting proxy statement filed with the SEC on February 21, 2008 and available free of charge in the manner described above.  Information about the directors and executive officers of Optium (including their respective ownership of Optium shares) is contained in Optium’s annual meeting proxy statement filed with the SEC on November 13, 2007 and available free of charge in the manner described above.  Additional information regarding the interests of such participants in the proposed combination will be included in the Joint Proxy Statement/Prospects and the other documents filed by each company with the SEC relating to the proposed combination (when filed).

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